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                                                                 Exhibit 23
                                                                      to
                                                             Form 10-K for 1994



                              CINCINNATI BELL INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-3 (File No. 33-39385), Form S-3 (File No. 33-54750), Form S-3 (File No. 33-62044), Form S-8 (File No. 33-29332), Form S-8
(File No. 33-3195), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487),
Form S-8 (File No. 33-15467), Form S-8 (File No. 33-23159), Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380), Form S-8
(File No. 33-39654), Form S-8 (File No. 33-43775), and Form S-14 (File No. 2-82253) of our report dated February 13, 1995 on our audits of the consolidated financial statements and financial statement schedule of Cincinnati Bell Inc.
as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.




/s/  COOPERS & LYBRAND L.L.P.


COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
March 28, 1995